Exhibit 99.1

Akorn Reports Third Quarter 2013 Financial Results

- Reports Record Revenue of $81.9 million and Adjusted EPS of $0.15 -

LAKE FOREST, Ill.--(BUSINESS WIRE)--November 5, 2013--Akorn, Inc. (NASDAQ: AKRX), a niche generic pharmaceutical company, today reported financial results for its third quarter ended September 30, 2013.

Raj Rai, Chief Executive Officer, commented, “We are pleased with our third quarter results as we continue to demonstrate a strong double-digit growth rate in our top-line despite the delays in getting regulatory approvals from the U.S. Food and Drug Administration. In addition, we had a solid quarter of earnings and cash flow. We continue to build our pipeline with the increased investment in R&D and are excited about the acquisition of Hi-Tech which we expect to close in the first quarter of 2014. We expect to have a strong finish to the year 2013 as we expect to be at the upper end of our current revenue guidance.”

Third Quarter 2013 Highlights

  Achieved record consolidated revenue of $81.9 million, up 18% over the prior year quarter.
  Generated record operating cash flow of $21.0 million and free cash flow of $18.2 million.
  Announced acquisition of Hi-Tech Pharmacal Co., Inc., which is expected to close during the first quarter of 2014.
  Began syndication process for $600 million term loan, the proceeds of which will finance the Hi-Tech acquisition.

Financial Results for the Quarter Ended September 30, 2013

Consolidated revenue for the third quarter of 2013 was $81.9 million, up 18% over the prior year quarter’s consolidated revenue of $69.6 million. The increase in revenue was primarily the result of sales of new products launched late in 2012, along with increases in sales volume for existing products, partially offset by decreases in the average sales price for existing products and lower sales from our subsidiary in India, Akorn India Private Limited (AIPL). Consolidated gross margin for the third quarter of 2013 was 53.4% compared to 57.6% in the comparable prior year period. The decrease in gross margin was attributable to various new products launched late in 2012 that generate lower gross margins as a result of being either partnered or manufactured through third parties, as well as lower AIPL gross profit.

Selling, general and administrative expenses were $13.6 million in the third quarter of 2013 compared to $12.3 million in the third quarter of 2012. The year-over-year increase was primarily due to higher legal expenses which included a $0.4 million legal settlement. Acquisition-related expenses for the Hi-Tech acquisition were $1.5 million in the third quarter of 2013 compared to $0.5 million in acquisition-related expenses in the third quarter of 2012. R&D expenses were $4.8 million in the third quarter of 2013, an increase of $2.0 million over the prior year quarter, due to the timing of development projects and milestone payments.

Non-GAAP adjusted net income for the third quarter of 2013 was $16.7 million, or $0.15 per diluted share, compared to non-GAAP adjusted net income of $16.0 million, or $0.14 per diluted share, in the prior year quarter.

2013 Outlook

The Company expects 2013 revenue at the upper end of the previously issued range of $305 million to $315 million and expects adjusted net income per diluted share in line with the previously issued range of $0.53 to $0.55. The 2013 outlook excludes the impact of any new product approvals after November 5, 2013.

Akorn’s R&D Pipeline

The Company has 57 ANDAs filed with the FDA with a combined annual addressable IMS market size of approximately $5.3 billion. The Company has completed development work on 18 additional products with a combined annual addressable IMS market size of approximately $2.3 billion and expects to file these products with the FDA in the near future.

Third Quarter 2013 Conference Call

The Company will host a conference call at 10:00 a.m. Eastern Time on Tuesday, November 5, 2013, to discuss third quarter 2013 results followed by a Q&A session. The domestic call-in number is 888-389-5988 and the international call-in number is 719-325-2454. The confirmation code for all callers is 7868985. The URL for the webcast is http://www.videonewswire.com/event.asp?id=96457. A live broadcast of the conference call will be available online at www.akorn.com under the Investor Relations tab. An online replay will follow immediately and be available for 30 days.

About Akorn, Inc.

Akorn, Inc. is a niche pharmaceutical company engaged in the development, manufacture and marketing of multisource and branded pharmaceuticals. Akorn has manufacturing facilities located in Decatur, Illinois, Somerset, New Jersey and Paonta Sahib, India where the Company manufactures ophthalmic and injectable pharmaceuticals. Additional information is available on the Company’s website at www.akorn.com.

Forward Looking Statements

This press release includes statements that may constitute "forward-looking statements", including projections of certain measures of Akorn's results of operations, projections of sales, projections of certain charges and expenses, projections related to the number and potential market size of ANDAs and other statements regarding Akorn's goals, regulatory approvals and strategy. Akorn cautions that these forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those indicated in the forward-looking statements. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Because such statements inherently involve risks and uncertainties, actual future results may differ materially from those expressed or implied by such forward-looking statements. You can identify these statements by the fact that they do not relate strictly to historical or current facts. They use words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," and other words and terms of similar meaning in connection with a discussion of future operating or financial performance. Factors that could cause or contribute to such differences include, but are not limited to: statements relating to future steps we may take, prospective products, future performance or results of current and anticipated products, sales efforts, expenses, the outcome of contingencies such as legal proceedings, and financial results. These cautionary statements should be considered in connection with any subsequent written or oral forward-looking statements that may be made by the Company or by persons acting on its behalf and in conjunction with its periodic SEC filings. You are advised, however, to consult any further disclosures we make on related subjects in our reports filed with the SEC. In particular, you should read the discussion in the section entitled "Cautionary Statement Regarding Forward-Looking Statements" in our most recent Annual Report on Form 10-K, as it may be updated in subsequent reports filed with the SEC. That discussion covers certain risks, uncertainties and possibly inaccurate assumptions that could cause our actual results to differ materially from expected and historical results. Other factors besides those listed there could also adversely affect our results. The addressable IMS market size figures presented in this press release outline the approximate aggregate size of the potential market and are not forecasts of our future sales.

Non-GAAP Financial Measures

In addition to reporting financial information required in accordance with U.S. generally accepted accounting principles (GAAP), Akorn is also reporting Adjusted EBITDA, Adjusted net income and Adjusted net income per diluted share, which are non-GAAP financial measures. Since Adjusted EBITDA, Adjusted net income and Adjusted net income per diluted share are non-GAAP financial measures, they should not be used in isolation or as a substitute for consolidated statements of operations and cash flow data prepared in accordance with GAAP. In addition, Akorn’s definitions of Adjusted EBITDA, Adjusted net income and Adjusted net income per diluted share may not be comparable to similarly titled non-GAAP financial measures reported by other companies. For a full reconciliation of Adjusted EBITDA and Adjusted net income to GAAP net income, please see the attachments to this earnings release.

Adjusted EBITDA, as defined by the Company, is calculated as follows:

Net income, plus:

  Interest income (expense), net
  Provision for income taxes
  Depreciation and amortization
  Non-cash expenses, such as share-based compensation expense, settlement of product liability warranty and deferred financing cost amortization
  Other adjustments, such as legal settlements and various acquisition related expenses

The Company believes that Adjusted EBITDA is a meaningful indicator, to both Company management and investors, of the past and expected ongoing operating performance of the Company. EBITDA is a commonly used and widely accepted measure of financial performance. Adjusted EBITDA is deemed by the Company to be a useful performance indicator because it includes an add back of non-cash and non-recurring operating expenses which have little to no bearing on cash flows and may be subject to uncontrollable factors not reflective of the Company’s true operational performance (i.e. fair value adjustments to the carrying value of stock warrants liability).

Adjusted net income, as defined by the Company, is calculated as follows:

Net income, plus:

  The recorded provision for income taxes
  Intangible asset amortization
  Non-cash expenses, such as non-cash interest, share-based compensation expense, settlement of product liability warranty and deferred financing cost amortization
  Other adjustments, such as legal settlements and various acquisition related expenses
  Less an estimated cash tax provision, net of the benefit from utilizing NOL carry-forwards.

Adjusted net income per diluted share is equal to Adjusted net income divided by the actual or anticipated diluted share count for the applicable period.

The Company believes that Adjusted net income and Adjusted net income per diluted shares are meaningful financial indicators, to both Company management and investors, in that they exclude non-cash income and expense items that have no impact on current or future cash flows, as well as other income and expense items that are not expected to recur and therefore are not reflective of continuing operating performance. Adjusted net income and Adjusted net income per diluted share provide the Company and investors with income figures that would be expected to be more aligned with cash flows than GAAP net income, which includes a number of non-cash income and expense items.

While the Company uses Adjusted EBITDA, Adjusted net income and Adjusted net income per diluted share in managing and analyzing its business and financial condition and believes these non-GAAP financial measures to be useful to investors in evaluating the Company’s performance, each of these financial measures has certain shortcomings. Adjusted EBITDA does not take into account the impact of capital expenditures on either the liquidity or the financial performance of the Company and likewise omits share-based compensation expenses, which may vary over time and may represent a material portion of overall compensation expense. Adjusted net income does not take into account non-cash expenses that reflect the amortization of past expenditures, or include stock-based compensation, which is an important and material element of the Company’s compensation package for its directors, officers and other key employees. Due to the inherent limitations of each of these non-GAAP financial measures, the Company’s management utilizes comparable GAAP financial measures to evaluate the business in conjunction with Adjusted EBITDA, Adjusted net income and Adjusted net income per diluted share and encourages investors to do likewise.

AKORN, INC. CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME IN THOUSANDS, EXCEPT PER SHARE DATA (UNAUDITED)

	THREE MONTHS ENDED SEPTEMBER 30,		NINE MONTHS ENDED SEPTEMBER 30,
	2013	2012	2013	2012

Revenues	$81,892	$69,634	$232,758	$184,638
Cost of sales (excluding amortization of intangibles)	38,195	29,541	107,824	77,917
GROSS PROFIT	43,697	40,093	124,934	106,721

Selling, general and administrative expenses	13,645	12,346	39,093	33,625
Acquisition-related costs	1,459	511	1,978	9,155
Research and development expenses	4,837	2,874	15,857	9,824
Amortization of intangibles	1,568	1,759	4,978	5,076
TOTAL OPERATING EXPENSES	21,509	17,490	61,906	57,680

OPERATING INCOME	22,188	22,603	63,028	49,041

Amortization of deferred financing costs	(211)	(193)	(622)	(581)
Non-cash interest expense	(1,163)	(1,228)	(3,426)	(3,615)
Interest expense, net	(991)	(959)	(2,960)	(3,009)
Other non-operating income, net	159	-	201	-
INCOME BEFORE INCOME TAXES	19,982	20,223	56,221	41,836
Income tax provision	7,777	6,470	20,537	15,269
NET INCOME	$12,205	$13,753	$35,684	$26,567

NET INCOME PER SHARE:
BASIC	$0.13	$0.14	$0.37	$0.28
DILUTED	$0.11	$0.12	$0.32	$0.24

SHARES USED IN COMPUTING NET INCOME PER SHARE:
BASIC	96,238	95,128	96,096	95,078
DILUTED	113,717	111,388	112,644	110,430

COMPREHENSIVE INCOME:
Net income	12,205	13,753	35,684	26,567
Foreign currency translation (loss) gain	(2,603)	3,268	(7,224)	(3,692)
Comprehensive income	9,602	17,021	$28,460	$22,875

AKORN, INC. CONDENSED CONSOLIDATED BALANCE SHEETS IN THOUSANDS, EXCEPT SHARE DATA

	SEPTEMBER 30, 2013 (Unaudited)	DECEMBER 31, 2012 (Audited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$75,598	$40,781
Trade accounts receivable, net	61,544	51,017
Inventories	56,722	52,495
Deferred taxes, current	6,946	9,190
Prepaid expenses and other current assets	4,447	5,224
TOTAL CURRENT ASSETS	205,257	158,707
PROPERTY, PLANT AND EQUIPMENT, NET	80,510	80,679
OTHER LONG-TERM ASSETS:
Goodwill	29,565	32,159
Product licensing rights, net	60,062	63,654
Other intangibles, net	14,971	16,731
Deferred financing costs	5,014	3,078
Deferred taxes, non-current	1,194	930
Long-term investments	10,323	10,299
Other	2,791	3,328
TOTAL OTHER LONG-TERM ASSETS	123,920	130,179
TOTAL ASSETS	$409,687	$369,565

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
Trade accounts payable	$22,143	$21,784
Accrued compensation	5,155	7,533
Accrued royalties	6,504	5,768
Accrued administration fees	1,996	2,204
Accrued income taxes payable	198	910
Accrued expenses and other liabilities	8,644	5,092
TOTAL CURRENT LIABILITIES	44,640	43,291
LONG-TERM LIABILITIES:
Convertible notes due 2016	107,694	104,637
Purchase consideration payable	16,005	16,113
Deferred taxes, non-current	803	1,991
Product warranty liability	-	1,299
Lease incentive obligations and other long-term liabilities	1,699	1,153
TOTAL LONG-TERM LIABILITIES	126,201	125,193
TOTAL LIABILITIES	170,841	168,484
SHAREHOLDERS' EQUITY:
Common stock, no par value -- 150,000,000 shares authorized, 96,335,050 and 95,844,012 shares issued and outstanding September 30, 2013 and December 31, 2012, respectively	235,340	226,035
Warrants to acquire common stock	17,946	17,946
Accumulated deficit	(1,312)	(36,996)
Accumulated other comprehensive loss	(13,128)	(5,904)
TOTAL SHAREHOLDERS' EQUITY	238,846	201,081
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$409,687	$369,565

AKORN, INC. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS IN THOUSANDS (UNAUDITED)

	THREE MONTHS ENDED SEPTEMBER 30,		NINE MONTHS ENDED SEPTEMBER 30,
	2013	2012	2013	2012
OPERATING ACTIVITIES
Consolidated net income	$12,205	$13,753	$35,684	$26,567
Adjustments to reconcile consolidated net income to net cash provided by operating activities:
Depreciation and amortization	3,274	2,921	9,925	8,240
Write-off and amortization of deferred financing fees	211	193	622	581
Amortization of unfavorable contract liability	(157)	-	(475)	-
Non-cash stock compensation expense	1,430	1,868	5,674	5,049
Non-cash interest expense	1,163	1,228	3,426	3,615
Deferred tax assets, net	628	(3,061)	1,829	200
Excess tax benefit from stock compensation	(447)	(812)	(1,192)	(2,407)
Non-cash settlement of product warranty liability	-	-	(1,299)	-
Equity in earnings of unconsolidated joint venture	-	-	(76)	-
Changes in operating assets and liabilities:
Trade accounts receivable	(3,950)	(7,228)	(10,858)	(17,208)
Inventories	(147)	(3,519)	(4,575)	(13,080)
Prepaid expenses and other assets	329	19	867	(1,052)
Trade accounts payable	1,595	1,281	1,444	(733)
Accrued expenses and other liabilities	4,878	8,383	1,414	11,540
NET CASH PROVIDED BY OPERATING ACTIVITIES	21,012	15,026	42,410	21,312

INVESTING ACTIVITIES
Payments for business and product acquisitions	-	-	(513)	(55,224)
Purchases of property, plant and equipment	(2,777)	(2,503)	(7,936)	(14,756)
NET CASH USED IN INVESTING ACTIVITIES	(2,777)	(2,503)	(8,449)	(69,980)

FINANCING ACTIVITIES
Debt financing costs	(2,557)	-	(2,557)	-
Excess tax benefit from stock compensation	447	812	1,192	2,407
Proceeds under stock option and stock purchase plans	1,174	449	2,439	972
NET CASH (USED IN) PROVIDED BY FINANCING ACTIVITIES	(936)	1,261	1,074	3,379

Effect of changes in exchange rates on cash & cash equivalents	(113)	208	(218)	(271)
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	17,186	13,992	34,817	(45,560)
Cash and cash equivalents at beginning of period	58,412	24,410	40,781	83,962
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$75,598	$38,402	$75,598	$38,402

AKORN, INC. RECONCILIATION OF NET INCOME TO NON-GAAP ADJUSTED EBITDA IN THOUSANDS (UNAUDITED)

	THREE MONTHS ENDED SEPTEMBER 30,		NINE MONTHS ENDED SEPTEMBER 30,
	2013	2012	2013	2012

NET INCOME	$12,205	$13,753	$35,684	$26,567

ADJUSTMENTS TO ARRIVE AT EBITDA:
Depreciation expense	1,706	1,156	4,947	3,158
Amortization expense	1,568	1,759	4,978	5,076
Interest expense, net	991	959	2,960	3,009
Non-cash interest expense	1,163	1,228	3,426	3,615
Income tax provision	7,777	6,470	20,537	15,269
EBITDA	$25,410	$25,325	$72,532	$56,694

NON-CASH AND OTHER NON-RECURRING INCOME AND EXPENSES:
Acquisition-related expenses	1,459	511	2,299	8,835
Non-cash stock compensation expense	1,430	1,868	5,674	5,049
Non-cash settlement of product warranty liability	-	-	(1,299)	-
Write-off and amortization of deferred financing costs	211	193	622	581
Litigation settlement	385	-	385	-
ADJUSTED EBITDA	$28,895	$27,897	$80,213	$71,159

AKORN, INC. RECONCILIATION OF NET INCOME TO NON-GAAP ADJUSTED NET INCOME IN THOUSANDS, EXCEPT PER SHARE DATA (UNAUDITED)

	THREE MONTHS ENDED SEPTEMBER 30,		NINE MONTHS ENDED SEPTEMBER 30,
	2013	2012	2013	2012

NET INCOME	$12,205	$13,753	$35,684	$26,567

INCOME TAX PROVISION	7,777	6,470	20,537	15,269

INCOME BEFORE INCOME TAXES	19,982	20,223	56,221	41,836

ADJUSTMENTS TO ARRIVE AT ADJUSTED NET INCOME:
Acquisition-related expenses	1,459	511	2,299	8,835
Non-cash stock compensation expense	1,430	1,868	5,674	5,049
Non-cash interest expense	1,163	1,228	3,426	3,615
Amortization expense	1,568	1,759	4,978	5,076
Non-cash settlement of product warranty liability	-	-	(1,299)	-
Write-off and amortization of deferred financing costs	211	193	622	581
Litigation settlement	385	-	385	-

ADJUSTED INCOME BEFORE INCOME TAXES	26,198	25,782	72,306	64,992

ADJUSTED INCOME TAX PROVISION	9,542	9,823	25,884	21,953

ADJUSTED NET INCOME	16,656	15,959	46,422	43,039

ADJUSTED NET INCOME PER DILUTED SHARE	$0.15	$0.14	$0.41	$0.39

CONTACT:
Akorn, Inc.
Tim Dick, Chief Financial Officer, 847-279-6150